Exhibit 4.3

STRICTLY PERSONAL AND CONFIDENTIAL

Mr A. Burgmans

16 December 2003

Dear Antony,

Your Remuneration with effect from 1st January 2004

I am pleased to be able to confirm details of your remuneration package for next year. This will consist of the following elements:

1. Base Salary

With effect from 1st January 2004 your total annual base salary will amount to €1,365,000. The payment of this salary will continue to be split so that 70% is payable by Unilever N.V. and 30% by Unilever PLC.

2. Annual Bonus

Your annual bonus entitlement for 2004 will range between 0% and 100% of your base salary of which one-quarter is paid in the form of Unilever shares. These shares are linked with a longer-term incentive arrangement which is described below.
The annual bonus will be payable in March 2005 in respect of the calendar year 2004.
Up to 80% of your annual bonus will be awarded by reference to company results for the year 2004 and the remaining 20% will be awarded by reference to your personal performance.

3. Longer Term Incentives

3.1 Matching Shares
As mentioned in (2) above, one quarter of your annual bonus is paid in the form of Unilever shares. On its part the company will match this investment with the same number of shares. Both the “bonus shares” and the “matching shares” will have to be held for a period of three years. Once the three-year period has elapsed full ownership of the matching shares will pass to you.

3.2 Stock Options
The normal allocation of stock option grants is:

PLC shares: 80,000       NV shares: 12,000

The next grant of options (subject to the EPS conditions being met) will be made on 24th March 2004 and, in your case, will be provided under the Unilever NV 1997 Share Option Scheme. As you know the precise number of shares to be granted in 2004 will depend on the EPS results of the company for the prior financial year (2003).

3.3 LTIP in Restricted Shares
Under the Unilever TSR LTIP plan you will be allotted conditional rights to shares in Unilever equivalent in value to €800,000 for the year 2004. This award will be made on 24th March 2004. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholding Return) ranking in a peer group of 20 other comparative companies.

4. Personal Shareholding requirement

As you are aware, as part of the LTIP arrangements you are required to build up a personal share-holding in Unilever equivalent in value to one and a half times your Base Salary over a period of five years.

5. Pension Contributions

With effect from 1st January 2004 pension contributions will be re-introduced by Progress at the rate of 1% of pensionable salary (in respect of the excess over €55,178). Pensionable salary includes your annual bonus, subject to a maximum of 20% of base salary.
As you know the UK pension fund (the UPF) also requires contributions in respect of the element of your salary paid in the UK. However you will continue to be compensated for this contribution so that you are not faced with double contributions.

With kind regards,

/s/ Jan van der Bijl
Head of Private Administration

STRICTLY PERSONAL AND CONFIDENTIAL

Mr P J Cescau

16 June 2004

Dear Patrick,

Your remuneration package as Chairman of Unilever PLC

I am writing to confirm details of your new remuneration package effective as from 1st October 2004. This is as follows:

1. Base salary

With effect from 1st October 2004 your base salary will total GBP 850,000 per annum.
The payment of this salary will be split so that 70 % will be payable in the UK by Unilever PLC and the remaining 30% will be payable in the Netherlands by Unilever NV.

We will ensure that, at the end of each year, your total salary from the Group will amount to GBP 850,000 per annum after taking into account exchange rate movements.

2. Annual Bonus

Your annual bonus entitlement for 2004 will continue to range between 0% and 100% of your base salary of which one-quarter is paid in the form of Unilever shares. These shares are linked with a longer-term incentive arrangement that is described below.
The annual bonus will be payable in March 2005 in respect of the calendar year 2004.
Up to 80% of your annual bonus will be awarded by reference to company results for the year 2004 and the remaining 20% will be awarded by reference to your personal performance.

3. Longer Term Incentives

3.1 Matching Shares
As mentioned in (2) above, one quarter of your annual bonus is paid in the form of Unilever shares. On its part the company will match this investment with the same number of shares. Both the “bonus shares” and the “matching shares” will have to be held for a period of three years. Once the three-year period has elapsed full ownership of the matching shares will pass to you.

3.2 Stock Options
The normal level of allocation for the Chairmen is 12,000 NV shares + 80,000 PLC shares. It is likely that, subject to shareholder approval in May 2005, the grant of annual share options will be replaced by a new restricted stock plan, the details of which have yet to be finalised.

3.3 TSR LTIP plan
Under the Unilever TSR LTIP plan you will be allotted conditional rights to shares in Unilever equivalent in value to €800,000 as from 2005.
After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholding Return) ranking in a peer group of 20 other comparative companies.

4. Personal Shareholding requirement

As a Director you are required to build up a shareholding in Unilever equivalent to one and a half times your annual salary. You are allowed a period of five years from the date of your appointment as a Chairman to build up this additional shareholding.

5. Pension contribution

With effect of 1st October 2004 your personal contribution will be 5% of your pensionable salary.

Kind regards,

/s/ Jan van der Bijl
Head of Private Administration

STRICTLY PERSONAL AND CONFIDENTIAL

Mr A C Butler

16 December 2003

Dear Clive,

Your Remuneration with effect from 1st January 2004

I am pleased to be able to confirm details of your remuneration package for next year. This will consist of the following elements:

1. Base Salary

With effect from 1st January 2004 your total annual base salary will amount to £530,000. This will be paid as follows:

•	€100,000 will be paid in The Netherlands by Unilever NV. This sum will be subject to Dutch wages and income tax.

•	The balance of your base salary (£465,000) will be payable in the UK by Unilever PLC. This sum will be subject to UK PAYE tax.

Unilever will ensure that your total salary will be equal to £530,000 after taking into account the Euro/Sterling exchange rate. The settlement of exchange rate difference will take place once a year.

2. Annual Bonus

Your annual bonus entitlement for 2004 will range between 0% and 100% of your base salary of which one-quarter is paid in the form of Unilever shares. These shares are linked with a longer-term incentive arrangement which is described below.
This annual bonus will be paid wholly by the parent company in the country in which you are based (i.e. in your case by Unilever PLC). The annual bonus will be payable in March 2005 in respect of the calendar year 2004.
Up to 80% of your annual bonus will be awarded by reference to company results for the year 2004 and the remaining 20% will be awarded by reference to your personal performance.

3. Longer Term Incentives

3.1 Matching Shares
As mentioned in (2) above, one quarter of your annual bonus is paid in the form of Unilever shares. On its part the company will match this investment with the same number of shares. Both the “bonus shares” and the “matching shares” will have to be held for a period of three years. Once the three-year period has elapsed full ownership of the matching shares will pass to you.

3.2 Stock Options
The normal allocation of stock option grants is:

PLC shares: 50,000       NV shares: 7,500

The next grant of options (subject to the EPS conditions being met) will be made on 24th March 2004 and, in your case, will be provided under the Unilever PLC 1997 Share Option Scheme. As you know the precise number of shares to be granted in 2004 will depend on the EPS results of the company for the prior financial year (2003).

3.3 LTIP in Restricted Shares
Under the Unilever TSR LTIP plan you will be awarded conditional rights over shares in Unilever equivalent in value to €500,000 for the year 2004. This conditional award will be made on 24th March 2004. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholding Return) ranking in a peer group of 20 other comparative companies.

4. Personal Shareholding requirement

As you are aware, as part of the LTIP arrangements you are required to build up a personal share-holding in Unilever equivalent in value to one and a half times your Base Salary over a period of five years.

5. Pension Contributions

The Unilever Pension Fund (the “UPF”) has announced an increase of pension contributions with effect from 1st January 2004 from 2% to 5%.
The deduction will be made in respect of your total pensionable salary (which will include your annual bonus subject to a maximum of 20% of your base salary).

With kind regards,

/s/ Jan van der Bijl
Head of Private Administration

STRICTLY PERSONAL AND CONFIDENTIAL

Mr K B Dadiseth

16 December 2003

Dear Keki,

Your Remuneration with effect from 1st January 2004

I am pleased to be able to confirm details of your remuneration package for next year. This will consist of the following elements:

1. Base Salary

With effect from 1st January 2004 your total annual base salary will amount to £680,000. This will be paid as follows:

•	€100,000 will be paid in The Netherlands by Unilever NV. This sum will be subject to Dutch wages and income tax.

•	The balance of your base salary (£615,000) will be payable in the UK by Unilever PLC. This sum will be subject to UK PAYE tax.

Unilever will ensure that your total salary will be equal to £680,000 after taking into account the Euro/Sterling exchange rate. The settlement of exchange rate difference will take place once a year.

2. Annual Bonus

Your annual bonus entitlement for 2004 will range between 0% and 100% of your base salary of which one-quarter is paid in the form of Unilever shares. These shares are linked with a longer-term incentive arrangement which is described below.
This annual bonus will be paid wholly by the parent company in the country in which you are based (i.e. in your case by Unilever PLC). The annual bonus will be payable in March 2005 in respect of the calendar year 2004.
Up to 80% of your annual bonus will be awarded by reference to company results for the year 2004 and the remaining 20% will be awarded by reference to your personal performance.

3. Longer Term Incentives

3.1 Matching Shares
As mentioned in (2) above, one quarter of your annual bonus is paid in the form of Unilever shares. On its part the company will match this investment with the same number of shares. Both the “bonus shares” and the “matching shares” will have to be held for a period of three years. Once the three-year period has elapsed full ownership of the matching shares will pass to you.

3.2 Stock Options
The normal allocation of stock option grants is:

PLC shares: 50,000       NV shares: 7,500

The next grant of options (subject to the necessary EPS conditions being met) will be made on 24th March 2004 and, in your case, will be provided under the Unilever PLC 1997 Share Option Scheme. As you know the precise number of shares to be granted in 2004 will depend on the EPS results of the company for the prior financial year (2003). Based on the ESOP rules stock options should, in principle, not be granted within two years before retirement. Therefore the 2004 option grant will in your case be made conditional upon approval by the Remuneration Committee.

3.3 LTIP in Restricted Shares
Under the Unilever TSR LTIP plan you will be awarded conditional rights over shares in Unilever equivalent in value to €500,000 for the year 2004. This conditional award will be made on 24th March 2004. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholding Return) ranking in a peer group of 20 other comparative companies.

4. Personal Shareholding requirement

As you are aware, as part of the LTIP arrangements you are required to build up a personal share-holding in Unilever equivalent in value to one and a half times your Base Salary over a period of five years.

5. Pension Contributions

The Unilever Pension Fund (the “UPF”) has announced an increase of pension contributions with effect from 1st January 2004 from 2% to 5%.
The deduction will be made in respect of your total pensionable salary (which will include your annual bonus subject to a maximum of 20% of your base salary).

With kind regards,

/s/ Jan van der Bijl
Head of Private Administration

Mr C J van der Graaf

18 May 2004

Dear Kees,

Your remuneration package as Divisional Director of Foods

Congratulations on your appointment as Foods Director.

Formal service agreements covering your Directorships with Unilever NV and Unilever PLC will follow shortly together with details of your new pension arrangements.

In the meantime I am able to confirm details of your new remuneration package effective from 1st May 2004. This is as follows:

1. Base salary

With effect from 1st May 2004 your base salary will total EURO 725,000 per annum.
The main portion of this sum (EURO 625,000) will be payable in the Netherlands by Unilever NV. The balance of GBP 65,000 will be payable in the UK by Unilever PLC to reflect your formal Boardroom responsibilities as a Director of that company.
We will ensure that, at the end of each year, your total salary from the Group will amount to EURO 725,000 per annum after taking into account exchange rate movements.

2. Annual Bonus

Your annual bonus entitlement for 2004 will range between 0% and 100% of your base salary of which one-quarter is paid in the form of Unilever shares. These shares are linked with a longer-term incentive arrangement that is described below.
The annual bonus will be payable in March 2005 in respect of the calendar year 2004.
Your annual bonus, as a Director, will be awarded up to 80% by reference to company results and the remaining 20% will be awarded by reference to your personal performance.
The Remuneration Committee will determine in due course whether your bonus in respect of 2004 will be calculated by reference solely to your new role as a director or whether it will be apportioned by reference to your previous role as a Business president and your current role as a director.

3. Longer Term Incentives

3.1 Matching Shares
As mentioned in (2) above, one quarter of your annual bonus is paid in the form of Unilever shares. On its part the company will match this investment with the same number of shares. Both the “bonus shares” and the “matching shares” will have to be held for a period of three years. Once the three-year period has elapsed full ownership of the matching shares will pass to you.

3.2 Stock Options
The normal level of allocation for Directors is 7,500 NV shares + 50,000 PLC shares. It might be that, subject to shareholder approval in May 2005, the grant of annual share options will be replaced by a new restricted stock plan, the details of which have yet to be finalised.

3.3 TSR LTIP plan
Under the Unilever TSR LTIP plan you will be allotted conditional rights to shares in Unilever equivalent in value to €500,000 as from 2005.
After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholding Return) ranking in a peer group of 20 other comparative companies.

4. Personal Shareholding requirement

As a Director you are required to build up a shareholding in Unilever equivalent to one and a half times your annual salary. You are allowed a period of five years from the date of your appointment as a Director to build up this additional shareholding

5. Pension Contributions

With effect from 1st January 2004 pension contributions have been re-introduced by Progress at the rate of 1% of pensionable salary (in respect of the excess over €55,178). Pensionable salary includes your annual bonus, subject to a maximum of 20% of base salary.

6. Pension Provision

The current arrangements for Directors is that they are covered by a defined benefit pension plan which provides for an annual pension at age 60 equivalent to two-thirds of final pensionable salary. For this purpose “pensionable salary” includes the average of the annual bonus paid in the final three years of service subject to a cap equivalent to 20% of base salary.
The pension provision for Directors is currently being reviewed but it is unlikely that any changes will be implemented during 2004.

Kind regards

/s/ Jan van der Bijl
Head of Private Administration

STRICTLY PERSONAL AND CONFIDENTIAL

Mr A R van Heemstra

16 December 2003

Dear André,

Your Remuneration with effect from 1st January 2004

I am pleased to be able to confirm details of your remuneration package for next year. This will consist of the following elements:

1. Base Salary

With effect from 1st January 2004 your total annual base salary will amount to €730,000. This will be paid as follows:

•	£65,000 will be paid in the UK by Unilever PLC. This sum will be subject to UK PAYE tax.

•	The balance of your base salary (€630,000) will be payable in The Netherlands by Unilever NV. This sum will be subject to Dutch wages and income tax.

Unilever will ensure that your total salary will be equal to €730,000 after taking into account the Euro/Sterling exchange rate. The settlement of exchange rate difference will take place once a year.

2. Annual Bonus

Your annual bonus entitlement for 2004 will range between 0% and 100% of your base salary of which one-quarter is paid in the form of Unilever shares. These shares are linked with a longer-term incentive arrangement which is described below.
This annual bonus will be paid wholly by the parent company in the country in which you are based (i.e. in your case by Unilever NV). The annual bonus will be payable in March 2005 in respect of the calendar year 2004.
Up to 80% of your annual bonus will be awarded by reference to company results for the year 2004 and the remaining 20% will be awarded by reference to your personal performance.

3. Longer Term Incentives

3.1 Matching Shares
As mentioned in (2) above, one quarter of your annual bonus is paid in the form of Unilever shares. On its part the company will match this investment with the same number of shares. Both the “bonus shares” and the “matching shares” will have to be held for a period of three years. Once the three-year period has elapsed full ownership of the matching shares will pass to you.

3.2 Stock Options
The normal allocation of stock option grants is:

PLC shares: 50,000       NV shares: 7,500

The next grant of options (subject to the EPS conditions being met) will be made on 24th March 2004 and, in your case, will be provided under the Unilever NV 1997 Share Option Scheme. As you know the precise number of shares to be granted in 2004 will depend on the EPS results of the company for the prior financial year (2003).

3.3 LTIP in Restricted Shares
Under the Unilever TSR LTIP plan you will be awarded conditional rights over shares in Unilever equivalent in value to €500,000 for the year 2004. This conditional award will be made on 24th March 2004. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholding Return) ranking in a peer group of 20 other comparative companies.

4. Personal Shareholding requirement

As you are aware, as part of the LTIP arrangements you are required to build up a personal share-holding in Unilever equivalent in value to one and a half times your Base Salary over a period of five years.

5. Pension Contributions

With effect from 1st January 2004 pension contributions will be re-introduced by Progress at the rate of 1% of pensionable salary (in respect of the excess over €55,178). Pensionable salary includes your annual bonus, subject to a maximum of 20% of base salary.

With kind regards,

/s/ Jan van der Bijl
Head of Private Administration

STRICTLY PERSONAL AND CONFIDENTIAL

Mr R H P Markham

16 December 2003

Dear Rudy,

Your Remuneration with effect from 1st January 2004

I am pleased to be able to confirm details of your remuneration package for next year. This will consist of the following elements:

1. Base Salary

With effect from 1st January 2004 your total annual base salary will amount to £615,000. This will be paid as follows:

•	€100,000 will be paid in The Netherlands by Unilever NV. This sum will be subject to Dutch wages and income tax.

•	The balance of your base salary (£550,000) will be payable in the UK by Unilever PLC. This sum will be subject to UK PAYE tax.

Unilever will ensure that your total salary will be equal to £615,000 after taking into account the Euro/Sterling exchange rate. The settlement of exchange rate difference will take place once a year.

2. Annual Bonus

Your annual bonus entitlement for 2004 will range between 0% and 100% of your base salary of which one-quarter is paid in the form of Unilever shares. These shares are linked with a longer-term incentive arrangement which is described below.
This annual bonus will be paid wholly by the parent company in the country in which you are based (i.e. in your case by Unilever PLC). The annual bonus will be payable in March 2005 in respect of the calendar year 2004.
Up to 80% of your annual bonus will be awarded by reference to company results for the year 2004 and the remaining 20% will be awarded by reference to your personal performance.

3. Longer Term Incentives

3.1 Matching Shares
As mentioned in (2) above, one quarter of your annual bonus is paid in the form of Unilever shares. On its part the company will match this investment with the same number of shares. Both the “bonus shares” and the “matching shares” will have to be held for a period of three years. Once the three-year period has elapsed full ownership of the matching shares will pass to you.

3.2 Stock Options
The normal allocation of stock option grants is:

PLC shares: 50,000       NV shares: 7,500

The next grant of options (subject to the EPS conditions being met) will be made on 24th March 2004 and, in your case, will be provided under the Unilever PLC 1997 Share Option Scheme. As you know the precise number of shares to be granted in 2004 will depend on the EPS results of the company for the prior financial year (2003).

3.3 LTIP in Restricted Shares
Under the Unilever TSR LTIP plan you will be awarded conditional rights over shares in Unilever equivalent in value to €500,000 for the year 2004. This conditional award will be made on 24th March 2004. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholding Return) ranking in a peer group of 20 other comparative companies.

4. Personal Shareholding requirement

As you are aware, as part of the LTIP arrangements you are required to build up a personal share-holding in Unilever equivalent in value to one and a half times your Base Salary over a period of five years.

5. Pension Contributions

The Unilever Pension Fund (the “UPF”) has announced an increase of pension contributions with effect from 1st January 2004 from 2% to 5%.
The deduction will be made in respect of your total pensionable salary (which will include your annual bonus subject to a maximum of 20% of your base salary).

With kind regards,

/s/ Jan van der Bijl
Head of Private Administration